Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 22,
2000
accompanying the financial statements of Earth Sciences, Inc. to Form S-8 Registration Statement of Earth Sciences, Inc. and to the use of our name as appearing under the heading "Required Opinions and Consents" in the Registration Statement.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
November 13, 2000